Exhibit 99.1

Supplemental Information
Impact of ASU 606 Adoption
(in thousands)

	For the Year Ended December 31,
	2017 (Adjusted)	2016 (Adjusted)
NET REVENUE
Clinical testing	$213,097	$210,159
Pharma Services	25,748	21,648
Total Revenue	$238,845	$231,807

Gross Margin	$100,551	$98,103
Total Operating Expenses	98,801	95,949
Income Tax (benefit)	(2,254)	(2,226)
Net Loss	(1,801)	(5,617)
Net Loss Attributable to Common Stockholders	(12,348)	(30,292)
Net Loss Per Share Attributable to Common Shareholders	$(0.16)	$(0.39)

EBITDA (non-GAAP) (1)	$24,076	$21,416
Adjusted EBITDA (non-GAAP) (1)	32,195	34,266
Adjusted Net Income (non-GAAP) (1)	$10,301	$14,504
(1) NeoGenomics has provided adjusted financial information that has not been prepared in accordance with GAAP, including EBITDA, Adjusted EBITDA and Adjusted Net Income. Each of these measures is reconciled to their closest GAAP equivalent in table below.

Supplemental Information
Clinical Genetic(2) Testing Revenue, Revenue per Requisition, Requisitions Received, Tests Performed and Revenue per Test (Unaudited, testing revenue in thousands)

	For the Year Ended December 31,
	2017 (Adjusted)	2016 (Adjusted)
Requisitions received (cases)	$394,520	$361,220
Number of tests performed	657,394	563,132
Average number of tests/requisition	1.67	1.56

Total clinical genetic testing revenue	$209,584	$203,213
Average revenue/requisition	$531	$563
Average revenue/test	$319	$361
(2) Clinical genetic tests exclude tests performed for Pharma Services customers and tests performed by PathLogic.

Use of Non-GAAP Financial Measures

The Company's financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company's business. Management believes that these nonGAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company's financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company's recorded costs against its net revenue. In addition, the Company's definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

"Adjusted EBITDA" is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, non-cash stock-based compensation expense, and if applicable in a reporting period, acquisition-related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

"Adjusted Net Income" is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non- cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

"Adjusted Diluted EPS" is defined by NeoGenomics as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

NeoGenomics' basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

Moving expenses -- These expenses include costs associated with the move of our Irvine, California facility into our Aliso Viejo facility and restoring the Irvine facility back to its original condition at the end of the lease term. We are adjusting for these costs in Adjusted EBITDA as the move was the direct result of the Clarient acquisition and will not be an annually recurring item. Without adjusting for these expenses, the Company believes it would be difficult to compare financial results from operations across reporting periods on a consistent basis.

Amortization of intangible assets -- The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. NeoGenomics excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

Non-cash, stock-based compensation expenses -- Because many of the company's full-time physicians reside in California, state regulations against the corporate practice of medicine require us to retain their professional service corporations rather than hire them as employees. GAAP provides that variable stock- based compensation treatment be applied for non-employee service providers. This variable accounting treatment can cause significant fluctuations in quarterly expense based on changes in the Company's stock price from one quarter to the next and result in large positive or negative impacts to total operating expenses. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

Deemed dividends on preferred stock -- GAAP accounting for the unique structure of the Series A Redeemable Preferred Stock requires the Company to assume that such preferred stock will be outstanding for its entire tenyear term. In addition, GAAP requires that the escalating preferred dividend rate over time be accelerated for accounting purposes and amortized on a straight-line basis over the ten-year life of the instrument, irrespective of the minimal contractual requirements for "paid in kind" stock dividends in the early years. Since such implied dividends are not paid in cash, and since the Company believes that such preferred stock will be redeemed within the first three years it is outstanding, before any significant dividends have accrued under the contractual terms, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

Amortization of preferred stock beneficial conversion feature--This non-cash expense is also a direct result of the complex GAAP accounting requirements for our Series A Redeemable Preferred Stock. The Company believes this expense is not meaningful in evaluating the operating performance of the Company, distorts comparisons across reporting periods, and that it would be misleading to not adjust for such expenses across reporting periods.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	For the Year Ended December 31,
	2017 (Adjusted)	2016 (Adjusted)
Net Loss (GAAP)	$(1,801)	$(5,617)
Adjustments to Net (Loss):
Interest expense, net	5,540	6,050
Income tax (benefit)	(2,254)	(2,226)
Amortization of intangibles	6,995	7,272
Depreciation	15,596	15,937
EBITDA	24,076	21,416
Further Adjustments to EBITDA:
Facility moving expenses	620	—
Loss on sale of business	1,058	—
Amortization of debt issuance costs and prepayment fees upon early termination of debt	—	3,948
Impairment charges	—	3,464
Non-cash, stock-based compensation	6,441	5,438
Adjusted EBITDA (non-GAAP)	$32,195	$34,266

Reconciliation of GAAP Net Income Available to Common Stockholders to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	For the Year Ended December 31,
	2017 (Adjusted)	2016 (Adjusted)
Net Loss attributable to common stockholders (GAAP)	$(12,348)	$(30,292)
Adjustments to Net Loss:
Amortization of intangibles	6,995	7,272
Deemed dividends on preferred stock	3,645	18,011
Amortization of preferred stock beneficial conversion feature	6,902	6,663
Facility moving expenses	620	—
Loss on sale of business	1,058	—
Amortization of debt issuance costs and prepayment fees upon early termination of debt	—	3,948
Income tax benefit	(3,012)	—
Impairment charges	—	3,464
Non-cash stock-based compensation expenses	6,441	5,438
Adjusted Net Income (non-GAAP)	$10,301	$14,504

Net loss per common share (GAAP)
Diluted EPS	$(0.16)	$(0.39)
Adjustments to diluted loss per share:
Amortization of intangibles	0.08	0.08
Deemed dividends on preferred stock	0.04	0.19
Amortization of preferred stock beneficial conversion feature	0.08	0.07
Facility moving expenses	0.01	—
Loss on sale of business	0.01	—
Amortization of debt issuance costs and prepayment fees upon early termination of debt	—	0.04
Income tax benefit	(0.03)	—
Impairment charges	—	0.04
Non-cash stock based compensation expenses	0.07	0.06
Rounding and impact of including preferred shares and stock options in Adj. Diluted Shares in net loss periods (3)	0.01	0.06
Adjusted Diluted EPS (non-GAAP)	$0.11	$0.15

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	79,426	77,542
Options and restricted stock not included in GAAP Diluted Shares (using treasury stock method)	1,579	1,717
Weighted Avg. Preferred Shares (as converted)	6,600	14,468
Adjusted Diluted Shares outstanding (non-GAAP)	87,605	93,727